Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (333-145430 and 333-156391) on Form S-3, and the Registration Statements (333-04187 and 333-145717) on Form S-8, of Patrick Industries, Inc. of our report dated April 14, 2009, with respect to the consolidated financial statements of Patrick Industries, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Grand Rapids, Michigan

April 14, 2009